UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendment of the Amended and Restated 2015 Stock and Stock Option Plan

By unanimous Written Consent dated January 17, 2017, the Board of Directors of the RespireRx Pharmaceuticals Inc. (the “Company”) approved the adoption of the Amendment (the “Amendment”) of the Amended and Restated RespireRx Pharmaceuticals, Inc. 2015 Stock and Stock Option Plan (the “2015 Plan”). As a result of the 325-to-1 reverse stock split of the Company’s issued and outstanding common stock on September 1, 2016, the shares issuable under the 2015 Plan had effectively been reduced from 500,000,000 to 1,538,461 by the terms of the 2015 Plan. The Amendment increases the shares issuable under the plan by 1,500,000, from 1,538,461 to 3,038,641. Other than the change in the number of shares available under the 2015 Plan, no other changes were made to the 2015 Plan by the Amendment.

The 2015 Plan provides for the issuance of shares of Company stock, in the form of stock grants and options to directors, officers, employees, consultants and other service providers of the Company. The Company has not submitted, and currently does not intend to submit, the 2015 Plan for stockholder approval. Accordingly, the 2015 Plan does not contemplate the issuance of Incentive Stock Options. The foregoing description of the 2015 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2015 Plan and the Amendment. A copy of the 2015 Plan was filed by the Company on April 6, 2016, as Exhibit 10.1 to a Current Report on Form 8-K and is incorporated herein by reference. A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Award of Common Stock Options

By unanimous Written Consent dated January 17, 2017, the Board of Directors of the Company awarded non-qualified options (i) to purchase 75,000 shares of Common Stock of the Company to James S. J. Manuso, (ii) to purchase 50,000 shares of Common Stock of the Company to each of Arnold S. Lippa, Jeff E. Margolis and Robert N. Weingarten, and (iii) to purchase 25,000 shares of Common Stock of the Company to each of James Sapirstein and Kathryn MacFarlane; and (iv) to purchase 40,000 shares to Richard D. Purcell. The options were awarded as compensation for those individuals through June 30, 2016. An additional 80,000 options in the aggregate were awarded to certain of the Company’s service providers. The awarded options vest in three installments, 25% on January 17, 2017 (the date of grant), 25% on March 31, 2017, and 50% on June 30, 2017, and expire on January 17, 2022. The exercise price of the options of $3.90 per share is the closing market price of shares of Common Stock of the Company as of the date of issuance. The foregoing description of the options awarded does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Non-Statutory Stock Option Award Agreement under the 2015 Plan, a copy of which is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 8, 2015, and which is incorporated herein by reference.

Item 8.01 Other Events

As previously reported in the Company’s financial statements included its filings with the U.S. Securities and Exchange Commission, on February 5, 2016, the Company received a demand from a law firm representing a professional services vendor of the Company alleging that approximately $146,000 was due and owing for unpaid services rendered.  Subsequently, the law firm representing the professional services vendor requested arbitration of this matter, which occurred as scheduled on December 15, 2016.

On January 18, 2017, the arbitrator awarded the vendor the full amount sought in arbitration of $146,082, which the Company had substantially accrued at September 30, 2016.  On January 20, 2017, the vendor filed a request with the arbitrator for an award of attorneys' fees and costs of $47,930, as to which the Company has not yet responded.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2017	RESPIRERX PHARMACEUTICALS INC.

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	First Amendment of the Amended and Restated RespireRx Pharmaceuticals Inc. 2015 Stock and Stock Option Plan.